      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1999

                                            REGISTRATION STATEMENT NO. 333-79679
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          INDEPENDENT BANK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MICHIGAN                        6712                          38-2032782
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer Identification
    of incorporation or       Classification Code Number)                  No.)
       organization)

                              230 WEST MAIN STREET
                             IONIA, MICHIGAN 48846
                                 (616) 527-9450
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                                WILLIAM R. KOHLS
                              230 WEST MAIN STREET
                             IONIA, MICHIGAN 48846
                                 (616) 527-9450
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                             MICHAEL G. WOOLDRIDGE
                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP
                        333 BRIDGE STREET, P.O. BOX 352
                       GRAND RAPIDS, MICHIGAN 49501-0352
                                 (616) 336-6000
                             CHRISTOPHER J. ZINSKI
                             SCHIFF HARDIN & WAITE
                                6600 SEARS TOWER
                            CHICAGO, ILLINOIS 60606
                                 (312) 258-5500

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF             AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
    SECURITIES TO BE REGISTERED          REGISTERED(1)         PER UNIT(2)            PRICE(2)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value.......       3,679,024             $12.9375           $47,597,373           $13,232.07
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Represents bona fide estimate of maximum amount of Common Stock of Registrant to be offered, based on: (i) the number of outstanding shares of the common stock of Mutual Savings Bank, f.s.b. ("MSB") and the number of options to purchase shares of common stock of MSB at May 24, 1999 and (ii) a conversion ratio of 0.8 shares of Common Stock of Registrant per share of common stock of MSB.

(2) Estimated solely for the purpose of calculating the registration fee based on the market value on May 26, 1999, of the shares of common stock of MSB (which includes 306,366 shares which may be issued upon exercise of stock options prior to the merger) to be canceled in the merger, in accordance with Rule 457(f)(1).
                           -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of Independent Bank Corporation provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act ("MBCA"). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     The MBCA specifically provides that it is not the exclusive source of indemnity. As a result, Independent Bank Corporation adopted individual indemnification agreements with its directors. Approved by Independent Bank Corporation's shareholders, the indemnification agreements provide a contractually enforceable right for prompt indemnification, except that indemnification is not required where: (i) indemnification is provided under an insurance policy, except for amounts in excess of insurance coverage; (ii) indemnification is provided by Independent Bank Corporation outside of the agreement; (iii) the claim involved a violation of Section 16(b) of the Securities Exchange Act of 1934 or similar provision of state law; or (iv) indemnification by Independent Bank Corporation is otherwise prohibited by law. In the case of a derivative or other action by or in the right of Independent Bank Corporation where a director is found liable, indemnity is predicated on the determination that indemnification is nevertheless appropriate, by majority vote of a committee of disinterested directors, independent legal counsel, or a court where the claim is litigated, whichever the indemnitee chooses. The protection provided by the indemnification agreements is broader than that under the MBCA, where indemnification in such circumstances is available only where specifically authorized by the court where the claim is litigated.

     In addition to the available indemnification, Independent Bank Corporation's Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by Independent Bank Corporation or its shareholders resulting from certain negligent acts or omissions.

     Under an insurance policy maintained by Independent Bank Corporation, the directors and officers of Independent Bank Corporation are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, action, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Reference is made to the Exhibit Index which appears as the last page of this Registration Statement.

(b) Financial Statement Schedules are included in the Prospectus as part of the information included under Item 17 of this Form S-4 Registration Statement.

(c) The opinion of McConnell, Budd & Downes appears as Appendix C to the Joint Proxy Statement/ Prospectus.

(d) The opinion of Stifel Nicolaus & Company, Incorporated appears as Appendix D to the Joint Proxy Statement/Prospectus.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ionia, State of Michigan, on the 30th day of June, 1999.


                                          INDEPENDENT BANK CORPORATION


                                          /s/ WILLIAM R. KOHLS


                                          --------------------------------------

                                          William R. Kohls


                                          Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.



/s/ CHARLES VANLOAN*                                            Dated: June 30, 1999
------------------------------------------------------------
Charles C. VanLoan, President and Chief Executive Officer
and a Director (Principal Executive Officer)

/s/ WILLIAM R. KOHLS                                            Dated: June 30, 1999
------------------------------------------------------------
William R. Kohls, Chief Financial Officer
(Principal Financial Officer)

/s/ JAMES J. TWAROZYNSKI*                                       Dated: June 30, 1999
------------------------------------------------------------
James J. Twarozynski, Vice President and Controller
(Principal Accounting Officer)

/s/ KEITH E. BAZAIRE*                                           Dated: June 30, 1999
------------------------------------------------------------
Keith E. Bazaire, Director

/s/ TERRY L. HASKE*                                             Dated: June 30, 1999
------------------------------------------------------------
Terry L. Haske, Director

/s/ THOMAS F. KOHN*                                             Dated: June 30, 1999
------------------------------------------------------------
Thomas F. Kohn, Director

/s/ ROBERT J. LEPPINK*                                          Dated: June 30, 1999
------------------------------------------------------------
Robert J. Leppink, Director

/s/ CHARLES A. PALMER*                                          Dated: June 30, 1999
------------------------------------------------------------
Charles A. Palmer, Director

/s/ ARCH V. WRIGHT*                                             Dated: June 30, 1999
------------------------------------------------------------
Arch V. Wright, Director



*By: /s/ WILLIAM R. KOHLS


     ---------------------------

     William R. Kohls


     Attorney-in-fact

                                 EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:


 2.1*    Agreement and Plan of Reorganization between Independent
         Bank Corporation and Mutual Savings Bank, f.s.b. dated March
         24, 1999, as set forth in full in Appendix A to the Joint
         Proxy Statement/Prospectus which is a part of this
         Registration Statement.
 3.1*    Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3(i) to the Registrant's report on Form
         10-Q for the quarter ended June 30, 1994).
 3.2*    Amended and Restated Bylaws (incorporated herein by
         reference to Exhibit 3(ii) to the Registrant's report on
         Form 10-Q for the quarter ended June 30, 1994).
 5*      Opinion of Varnum, Riddering, Schmidt & Howlett LLP
         regarding the validity of the securities being offered.
 8       Opinion of Varnum, Riddering, Schmidt & Howlett LLP
         Regarding Tax Matters.
10.1*    Deferred Benefit Plan for Directors (incorporated herein by reference to Exhibit 10(c) to the Registrant's report on
         Form 10-K for the year ended December 31, 1984).
10.2*    The form of Indemnity Agreement approved by the Registrant's shareholders at its April 19, 1988 Annual Meeting, as
         executed with all of the Directors of the Registrant
         (incorporated herein by reference to Exhibit 10(F) to the
         Registrant's report on Form 10-K for the year ended December
         31, 1988).
10.3*    Incentive Share Grant Plan, as amended, approved by the
         Registrant's shareholders at its April 21, 1992 Annual
         Meeting (incorporated herein by reference to Exhibit 10 to the Registrant's report on Form 10-K for the year ended
         December 31, 1992).
10.4*    Non-Employee Director Stock Option Plan, as amended,
         approved by the Registrant's shareholders at its April 15,
         1997 Annual Meeting (incorporated herein by reference to
         Exhibit 4 to the Registrant's Form S-8 Registration
         Statement dated July 28, 1997, filed under registration No.
         333-32269).
10.5*    Employee Stock Option Plan, as amended, approved by the
         Registrant's shareholders at its April 15, 1997 Annual
         Meeting (incorporated herein by reference to Exhibit 4 to
         the Registrant's Form S-8 Registration Statement dated July
         28, 1997, filed under registration No. 333-32267).
10.6*    The form of Management Continuity Agreement as executed with executive officers and certain senior managers (incorporated herein by reference to Exhibit 10.6 to the Registrant's
         report on Form 10-K for the year ended December 31, 1998).
10.7*    Warrant Purchase Agreement and Warrant dated March 24, 1999, as set forth in full in Appendix B to the Joint Proxy
         Statement/Prospectus which is a part of this Registration
         Statement.
21*      Subsidiaries of the Registrant (filed as exhibit 21 to the
         Registrant's Form 10-K for the year ended December 31, 1998, and is incorporated herein by reference.)
23(a)*   Consent of KPMG LLP regarding report on financial statements of Independent Bank Corporation.
23(b)*   Consent of KPMG LLP regarding report on financial statements of Mutual Savings Bank, f.s.b.
23(c)*   Consent of Varnum, Riddering, Schmidt & Howlett LLP
         (included in Exhibit 5)
23(d)*   Consent of Stifel Nicolaus & Company, Incorporated.
23(e)*   Consent of McConnell Budd & Downes, Inc.
24*      Powers of Attorney--included as a part of the signature
         page.
99.1*    Form of Proxy for Independent Bank Corporation.
99.2*    Form of Proxy for Mutual Savings Bank, f.s.b.

99.3* Annual Report of Mutual Savings Bank, f.s.b., on Form 10-K for the year ended December 31, 1998 (incorporated herein by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K, dated May 25, 1999).
99.4*    Quarterly Report of Mutual Savings Bank, f.s.b., on Form
         10-Q for the quarterly period ended March 31, 1999
         (incorporated herein by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K, dated May 25,
         1999).
99.5* Current Report of Mutual Savings Bank, f.s.b., on Form 8-K dated March 24, 1999 (in-corporated herein by reference to Exhibit 99.3 to the Registrant's Current Report on Form 8-K, dated May 25, 1999).


-------------------------

* Previously filed.